Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered
Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-
Effective Amendment No. 32 to the Registration Statement (Form N-4, No. 033-75974) of
Variable Annuity Account C of Voya Retirement Insurance and Annuity Company, and to
the use therein of our reports dated (a) March 27, 2015, with respect to the consolidated financial statements of Voya Retirement Insurance and Annuity Company and (b) April 9,
2015, with respect to the financial statements of Variable Annuity Account C of Voya
Retirement Insurance and Annuity Company.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 22, 2015